UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2024

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on June 5, 2023, Beneficient’s (the “Company”) predecessor-in-interest, The Beneficient Company Group, L.P. (“BCG”), and RiverNorth SPAC Arbitrage Fund, L.P. (“RiverNorth”) entered into that certain Prepaid Forward Purchase Agreement, pursuant to which RiverNorth agreed to, among other things, effect certain purchases of shares of Class A common stock of Avalon Acquisition Inc. (“Avalon”) that would have been redeemed in connection with BCG’s business combination with Avalon (the “Forward Purchase Agreement”). On September 30, 2024, the Company and RiverNorth entered into an agreement to terminate the Forward Purchase Agreement. In connection with the termination of the Forward Purchase Agreement, RiverNorth agreed to return the approximately 23,651 unsold shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”), to the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Articles of Incorporation (the “Articles of Incorporation”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of Class A common stock from 18,750,000 to 5,000,000,000. The increase in the number of authorized shares was approved by the Company’s stockholders on October 2, 2024, as described under Item 5.07 of this Current Report on Form 8-K.

The foregoing description of the Certificate of Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 2, 2024, the Company held a Special Meeting of Stockholders (the “Meeting”). Holders of shares of the Company’s Class A common stock and Class B common stock, par value $0.001 per share (“Class B common stock”), representing a total of 3,642,593 votes were present or represented by proxy at the Meeting, representing approximately 55.01% of the Company’s total voting power as of the September 9, 2024 record date for the Meeting. The following are the voting results for the proposals considered and voted upon at the Meeting, each of which were described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 20, 2024.

Proposal 1: To authorize and approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Class A common stock from 18,750,000 to 5,000,000,000 (“Proposal 1”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
3,603,437	32,277	6,879	-

Proposal 2: To approve an adjournment of the Meeting, to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 (“Proposal 2”).

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
3,605,836	30,216	6,541	-

Prior to the Meeting, the holders of the Company’s Class B common stock, voting as a separate class, approved Proposal 1 and Proposal 2 by written consent. Based on the foregoing votes, both Proposal 1 and Proposal 2 were approved. No other matters were submitted to or voted on by the Company’s stockholders at the Meeting.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to the Articles of Incorporation, filed October 2, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	October 4, 2024